UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 29, 2008
NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)
9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)
(219) 836-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                         Arrangements of Certain Officers
     On January 23, 2008, at a meeting of the Directors of the NorthWest Indiana Bancorp, Director Leroy F. Cataldi announced his retirement from the Board after 30 years of service. Director Cataldi’s retirement was effective at the conclusion of the January 23, 2008 board meeting. He will continue to be associated with the Bancorp as Director Emeritus. It is the intent of the Bancorp to actively seek a replacement for Director Cataldi.
Item 5.02(e)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                         Arrangements of Certain Officers
     On January 23, 2008, the Bancorp Compensation Committee of the Board of Directors approved executive officer base compensation for 2008. However, as a result of not achieving corporate goals, no incentive payments were made to the Bancorp’s Chief Executive Officer, Chief Administrative Officer, Executive Vice President or Senior Vice Presidents for the period ended December 31, 2007. The individuals listed below will begin to receive their new base salary on February 1, 2008:

		2007
	2008	Incentive
Inside Directors and Executive Officer	Base Salary	Compensation
David A. Bochnowski, Director, Chairman and Chief Executive Officer	$358,858	$0
Joel Gorelick, Director, President and Chief Administrative Officer	$216,386	$0
Jon E. DeGuilio, Executive Vice President, General Counsel and Secretary	$145,934	$0
Robert T. Lowry, Senior Vice President and Chief Financial Officer	$133,152	$0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 29, 2008

NORTHWEST INDIANA BANCORP
By:	/s/ David A. Bochnowski
	Name:	David A. Bochnowski
	Title:	Chairman of the Board and Chief Executive Officer